AGREEMENT WITH RESPECT TO REDEMPTION OR
                     	REPURCHASE OF SUBORDINATED NOTES



     This Agreement is made effective as of October 19, 1996 between Sun International Hotels Limited, a Bahamian corporation ("SIHL") and Waterford Gaming, L.L.C., a Delaware limited liability company ("Waterford").

                             PRELIMINARY STATEMENT

     The following is a recital of certain facts upon which this Agreement is based:

     The Mohegan Tribal Gaming Authority ("MTGA") has issued, on behalf of the Mohegan Tribe of Indians of Connecticut (the "Tribe"), subordinated debt which is described in a certain Completion Guarantee and Investment Banking and Financing Arrangement Fee Agreement dated as of September 29, 1995 (the "Completion Agreement"). Capitalized terms used herein shall be understood to have the meanings ascribed to them in the Completion Agreement.

     Each of the parties hereto own certain of the Subordinated Notes and either own or may acquire Completion Guarantee Subordinated Notes
(collectively, the "Junior Notes"). As such, the parties wish to set forth their agreement with respect to the events which will occur if MTGA offers to purchase or redeem any of the Junior Notes.

     NOW THEREFORE, in consideration of the agreements and obligations set forth herein, SIHL and Waterford hereby agree as follows:

     1. Redemption or Repurchase of Subordinated Notes. If MTGA shall offer to purchase or redeem any of the Junior Notes, other than a Change of Control Offer (as defined in the Senior Note Indenture), then SIHL shall notify Waterford, no later than 10 business days prior to the expiration of such offer, of its irrevocable decision with respect to the principal amount that it or any of its Affiliates has determined to tender in such offer to purchase or redeem of each of the Junior Notes, if any. Waterford agrees to tender that principal amount of the Junior Notes that it owns equal to the product of the aggregate principal amount of the Junior Notes to be tendered by SIHL and its Affiliates times a fraction, the numerator of which is the aggregate principal amount of Junior Notes then owned by Waterford and the denominator of which is the aggregate principal amount of Junior Notes then owned by SIHL and its Affiliates, rounded to the nearest multiple of $1,000. SIHL agrees to tender, and to cause its Affiliates to tender, all such Junior Notes as it indicated in its notice to Waterford. In the event that the total amount available for an offer (other than a Change of Control Offer) is less than the total amount needed to purchase the Junior Notes to be tendered by Waterford and SIHL and its Affiliates pursuant to the above formula, Waterford, on the one hand, and SIHL and its Affiliates, on the other hand, shall reduce their amount of Junior Notes to be tendered pro rata, based on the ratio of Junior Notes originally tendered by each of them, rounded to the nearest multiple of $1,000, such that the total amount of the Junior Notes to be tendered can be purchased in such offer. SIHL agrees that if it, or any of its Affiliates, transfers any of the Junior Notes to anyone other than SIHL, an Affiliate of SIHL or MTGA, that it will cause such transferee to be bound by a similar agreement to notify Waterford of its irrevocable decision to tender in any such offer to purchase, and Waterford will agree to be similarly bound to tender a pro rata portion of its Junior Notes.

     As used in this Agreement, the term "Affiliate" shall have the meaning set forth in the Note Purchase Agreement under which the Junior Notes were originally issued, and the phrase "principal amount" shall mean the original principal amount of any Junior Note, excluding any increased in such original principal amount by virtue of the nonpayment of interest.

     2.  Notices.  All notices hereunder shall be deemed properly given upon
(i) receipt by the addressee by personal delivery or facsimile transmission,
(ii) two (2) business days after delivery by an overnight express delivery service for the next business day delivery, or (iii) if mailed, upon the first to occur of receipt or the expiration of five (5) business days after deposit in United States Postal Service certified mail, postage prepaid, addressed to the parties at the addresses appearing below. Such addresses may be changed by notice given in the same manner.

                   If to TCA:       Len Wolman
                                    c/o LMW Investments, Inc.
                                    914 Hartford Turnpike
                                    P.O. Box 715
                                    Waterford, CT  06385
                                    Telecopy: 860-437-7752

                   With Copy to:    Honigman Miller Schwartz and Cohn
                                    2290 First National Building
                                    660 Woodward
                                    Detroit, Michigan  48226
                                    Attn:  Sheldon P. Winkelman, Esq.
                                    Telecopy:	313-962-0176

                   If to Sun:       Howard ("Butch") Kerzner
                                    Sun International Hotels Limited
                                    Executive Offices, Coral Towers
                                    Paradise Island, The Bahamas
                                    Telecopy:	242-363-4581

     3. Amendments. This Agreement may be amended or modified only by written instrument executed by all of the parties hereto.

     4. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York.

     5. Severability. If any provision hereof shall be judicially determined to be illegal, or if the application thereof to any party or in any circumstance shall, to any extent, be judicially determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to parties or in circumstances other than those to which it has been judicially determined to be invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     6. Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.

     7. Further Assurances. The parties will execute and deliver such further instruments and undertake such further actions as may be required to carry out the intent and purposes of this Agreement.

     8. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date first set forth above.

                                      	SUN INTERNATIONAL HOTELS LIMITED

                                      	By: /s/Charles Adamo

                                            Its: _______________________


                                       WATERFORD GAMING, L.L.C.

                                       By: /s/Len Wolman

                                            Its: _______________________